SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]	Preliminary Proxy Statement
[X]	Definitive Proxy Statement
[   ]	Definitive Additional Materials
[   ]	Soliciting Material Pursuant to Section 240.14a-11(c)
or Section 240.14a-12

	TRAVELERS SERIES FUND INC.
	(Name of Registrant as Specified In Its Charter)

	MICHAEL KOCUR
	(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee Required
[   ]	Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction
applies:

2)	Aggregate number of securities to which transaction
applies:

3)	Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-
11:

4)	Proposed maximum aggregate value of transaction:


Set forth the amount on which the filing fee is calculated and state how it was determined.


[   ]	Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	         Date Filed:

                           TRAVELERS SERIES FUND INC.

                      GT GLOBAL STRATEGIC INCOME PORTFOLIO
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1998
                            ------------------------

TO THE SHAREHOLDERS:

    A special meeting of shareholders (the "Meeting") of the GT Global Strategic Income Portfolio (the "Portfolio") of the Travelers Series Fund Inc. (the "Fund") will be held on May 20, 1998 at 2:00 p.m. local time at 388 Greenwich Street, 22nd Floor, New York, New York, for the following purposes:

    (1) To approve a new Sub-Advisory Agreement with Chancellor LGT Asset Management, Inc.; and

    (2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

    Shareholders of record at the close of business on March 17, 1998 are entitled to vote at the Meeting and any adjournments. If you attend the Meeting, you may vote your shares in person. If you do not expect to attend the Meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.

    YOUR VOTE IS IMPORTANT AND YOUR PARTICIPATION IN THE GOVERNANCE OF THE PORTFOLIO DOES MAKE A DIFFERENCE.

    The proposals have been unanimously approved by the Directors of the Fund, who recommend you vote "FOR" the proposals. YOUR IMMEDIATE RESPONSE WILL HELP SAVE ON THE COSTS OF ADDITIONAL SOLICITATIONS. We look forward to your participation.

    PLEASE SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID
ENVELOPE.

                                          Heath B. McLendon
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

March 31, 1998

    THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO A SHAREHOLDER OF THE PORTFOLIO UPON REQUEST. ANY SUCH REQUEST SHOULD BE MADE BY CALLING (800) 842-8573 OR BY WRITING TO THE FUND AT 388 GREENWICH STREET, NEW YORK, NEW YORK 10013.

    SHAREHOLDERS OF THE PORTFOLIO ARE INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN THE PROXY CARD, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

    IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK THAT YOU MAIL YOUR PROXY PROMPTLY.

           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CAST YOUR VOTE:
                 FOR APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT
                            YOUR VOTE IS IMPORTANT.
                     PLEASE RETURN YOUR PROXY CARD PROMPTLY
                       NO MATTER HOW MANY SHARES YOU OWN.

                           TRAVELERS SERIES FUND INC.
                      GT GLOBAL STRATEGIC INCOME PORTFOLIO
                 388 GREENWICH STREET, NEW YORK, NEW YORK 10013
                                PROXY STATEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1998

    The accompanying proxy is solicited by the Board of Directors of Travelers Series Fund Inc. (the "Fund") on behalf of the GT Global Strategic Income Portfolio (the "Portfolio"), in connection with the special meeting of shareholders of the Fund to be held at the offices of Travelers Investment Adviser, Inc. ("TIA" or the "Manager"), 388 Greenwich Street, New York, New York at 2:00 p.m. local time on May 20, 1998 (the "Meeting").

    The proposals to be presented at the Meeting are as follows:

    (1) To approve a new Sub-Advisory Agreement with Chancellor LGT Asset Management, Inc.; and

    (2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

    The Board has fixed the close of business on March 17, 1998, as the record date (the "Record Date") for the determination of holders of shares of the Portfolio entitled to vote at the Meeting (the "Shares"). Shareholders of the Portfolio on the Record Date will be entitled to one vote per share with respect to the proposal submitted to the Shareholders of the Portfolio, with no Share having cumulative voting rights.

    There are no persons who, to the knowledge of the Fund, owned beneficially more than 5% of the Portfolio's outstanding Shares as of March 17, 1998. As of the Record Date, the officers and Directors of the Fund beneficially owned less than 1% of the outstanding shares of the Portfolio.

VOTING

    Shareholders of record at the close of business on the Record Date will be entitled to one vote per share on all business of the Meeting. The Portfolio had 2,450,296.138 shares of its Common Stock outstanding on the Record Date. It is expected that this proxy statement and the accompanying proxy will be first sent to shareholders on or about April 3, 1998.

    The favorable vote of the holders of a "majority of the outstanding voting securities" of the Portfolio, as defined in the Investment Company Act of 1940, as amended (the "1940 Act") is required to approve the Portfolio's new Sub-Advisory Agreement (Proposal 1). The 1940 Act defines a "majority of the outstanding voting securities" of the Portfolio to mean the lesser of (a) the vote of holders of 67% or more of the shares of Common Stock of the Portfolio present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding voting shares of the Portfolio are present in person or by proxy, or (b) the vote of the holders of more than 50% of the outstanding Common Stock of the Portfolio.

    All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon. Only owners of variable annuity contracts issued by The Travelers Insurance Company and its subsidiary, Travelers Life and Annuity Company (collectively "Travelers Insurance"), that were invested in the Portfolio as of the close of business on the Record Date are considered "shareholders of record" and are entitled to notice of and to vote at the Meeting. Each share of stock is entitled to one vote for each proposal.

    Travelers Insurance is the sole legal shareholder of the Portfolio, since the Portfolio technically offers its shares only for purchase by Travelers Insurance's separate accounts on behalf of its variable contracts. Nevertheless, with respect to the meeting, Travelers Insurance will solicit and accept timely voting instructions from its contract owners who own units in a Travelers Insurance separate account that correspond to shares in the Portfolio and vote them in accordance with such instructions. Travelers Insurance will vote all Portfolio shares related to the variable contracts for which it has not received timely voting instructions in the same proportion as the shares for which it has received timely instructions. In addition, Travelers Insurance will vote the shares for which it has voting rights in the same proportion as the votes for which they have received proper instructions.

    Proxies received prior to the Meeting on which no vote is indicated will be voted "for" the proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. A majority of the outstanding Shares entitled to vote on the proposal must be present in person or by proxy to have a quorum to conduct business at the Meeting.

    Shareholders who execute proxies may revoke them at any time before they are voted by filing with the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

    The Fund knows of no business other than that mentioned in Proposal 1 of the Notice that will be presented for consideration at the Meeting. If any other matters are properly presented, it is the intention of the persons named on the enclosed proxy to vote proxies in accordance with their best judgment. In the event a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies provided they determine that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors, including the nature of the relevant proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation.

                                   PROPOSAL 1
                     APPROVAL OF NEW SUB-ADVISORY AGREEMENT

INTRODUCTION

    Shareholders are being asked to approve a new Sub-Advisory Agreement (the "New Agreement") that has no material changes in its terms and conditions, no changes in fees, and no material changes in the way the Portfolio is managed, advised or operated.

    Chancellor LGT Asset Management, Inc. ("Chancellor LGT") has served as sub-advisor to the Portfolio from June 2, 1994 pursuant to a sub-advisory agreement (the "Current Agreement") executed on June 2, 1994. On June 10, 1997, the Board of Directors of the Fund, including a majority of the directors who are not interested persons of the Portfolio, TIA or Chancellor LGT (the "Independent Directors"), voted to continue the Current Agreement for an additional year until June 1998. The current agreement was approved by the initial Shareholder of the Portfolio on June 2, 1994.

    On January 30, 1998, Liechtenstein Global Trust, AG ("LGT"), the indirect parent organization of Chancellor LGT, entered into an agreement (the "Purchase Agreement") with AMVESCAP PLC ("AMVESCAP"), pursuant to which AMVESCAP will acquire LGT's Asset Management Division, which includes Chancellor LGT, GT Global, Inc. ("GT Global") and certain other affiliates. It is necessary to obtain shareholder approval of the New Agreement because of the technical requirements of the 1940 Act that apply to the Purchase (the "Purchase"), which is more fully described below under "Purchase of Chancellor LGT's Asset Management Division by AMVESCAP." Because the Purchase will result in a transfer of more than 25% of the outstanding voting shares of Chancellor LGT, an "assignment" of the

Current Agreement will occur under the 1940 Act. The Current Agreement provides that it will terminate automatically upon its assignment, as required by the 1940 Act. As discussed below, the Purchase is not expected to cause any change in the operation of Chancellor LGT's business. In addition, the Purchase has no affect on the current management agreement between the Fund and TIA with respect to the Portfolio.

    At a meeting held on March 11, 1998, the Board of Directors of the Fund, including a majority of the Independent Directors, approved, subject to shareholder approval, the New Agreement. A copy of a form of the New Agreement is attached hereto as Annex A. In approving the New Agreement, the Board of Directors took into account the terms of the Purchase and the fact that the provisions of the Current Agreement and the New Agreement are substantially identical. A description of such agreements is provided below under "Terms of the Sub-Advisory Agreements." Such description is only a summary and is qualified by reference to the form of the new Sub-Advisory Agreement attached hereto as Annex A.

    If the conditions to the Purchase are not met or waived or if the Purchase Agreement between LGT and AMVESCAP is terminated, the Purchase will not be consummated, and the Current Agreement will remain in effect. If the New Agreement is approved, and the Purchase is thereafter consummated, the New Agreement will be executed and become effective on the Closing Date, as defined below. In the event that the New Agreement is not approved and the Purchase is consummated, the Board will determine what action to take, in any event subject to the approval of shareholders of the Portfolio.

PURCHASE OF LGT'S ASSET MANAGEMENT DIVISION BY AMVESCAP.

    On January 30, 1998, LGT and LGT Holding (International) AG, Zurich (collectively the "Sellers") entered into an agreement with AMVESCAP and AMD Acquisition Corp. (the "Buyer"), pursuant to which the Buyer will purchase the global asset management business of the Sellers by acquiring the shares of, and equity interests in, the subsidiaries of the Sellers that conduct such business (the "Transferred Companies"). Under the agreement, the Buyer shall pay the Sellers $1.3 billion, which shall be (i) reduced (or increased) to the extent that the closing tangible net worth of the Transferred Companies at closing is less than (or greater than) zero, (ii) reduced to the extent that annualized asset management fees (without giving effect to market and currency fluctuations) of the Transferred Companies at closing, in respect of which client consents have been obtained, are less than 92.5% of base investment management fees and (iii) adjusted in respect of certain transaction-related fees and expenses (including, among other things, mutual fund shareholder and other client consent costs). Thus, failure by shareholders of the Transferred Companies to approve the Purchase Agreement may result in the Buyer paying, and the Seller receiving, a lower amount for the sale of the Transferred Companies.

    The closing is expected to occur on or about May 29, 1998 (the "Closing Date") subject to the satisfaction or waiver of certain conditions that include, among other things: (i) the annualized asset management fees (without giving effect to market and currency fluctuations) being at least 60% of base investment management fees; (ii) approval of the Purchase by AMVESCAP shareholders; (iii) certain governmental approvals and other third party consents having been received; (iv) representations and warranties made by the parties being true and correct in all material respects at the closing; and (v) no party being subject to any order prohibiting the consummation of the Purchase.

    The Purchase Agreement may be terminated at any time prior to the Closing Date (i) by the mutual consent of the Buyer and LGT; (ii) by written notice by any party after September 30, 1998; (iii) by the Sellers if, by a specified date, AMVESCAP's shareholders have not approved the transaction; or (iv) under the other circumstances set forth in the Purchase Agreement.

INFORMATION CONCERNING CHANCELLOR LGT AND AIM.

    If this Proposal is approved by shareholders, Chancellor LGT will continue to serve as the sub-adviser to the Portfolio. Chancellor LGT currently provides investment subadvisory services to the Portfolio. Chancellor LGT and its worldwide asset management affiliates have provided investment management and/or administrative services to institutional, corporate and individual clients around the world since 1969. As of December 31, 1997, Chancellor LGT and its worldwide affiliates managed approximately $54 billion in assets. In the United States, as of December 31, 1997, Chancellor LGT managed or administered approximately $8 billion of assets of several other registered investment companies in addition to the Portfolio. In addition to the investment resources of its San Francisco and New York offices, Chancellor LGT draws upon the expertise, personnel, data and systems of other investment offices of LGT's Asset Management Division in Frankfurt, Hong Kong, London, Singapore, Sydney, Tokyo and Toronto. In managing the Funds, Chancellor LGT generally employs a team approach, taking advantage of its investment resources around the world in seeking the Portfolio's investment objective. The U.S. offices of Chancellor LGT are located at 50 California Street, 27th Floor, San Francisco, CA 94111 and 1166 Avenue of the Americas, New York, NY 10036.

    Chancellor LGT has advised the Portfolio that the Purchase is not expected to have a material effect on the operations of the Portfolio or on its shareholders as a result of the Purchase. No material change in investment philosophy, policies or strategies are currently envisioned. The Purchase Agreement does not, by its terms, contemplate any changes, other than changes in the ordinary course of business, in the management or operation of relating to the Portfolio, the personnel managing the Portfolio or other services provided to and business activities of the Portfolio. The Purchase also is not expected to result in material changes in the business, corporate structure or composition of the senior management or personnel of Chancellor LGT. Based on the foregoing, Chancellor LGT does not anticipate that the Purchase will cause a reduction in the quality of services provided to the Portfolio, or have any adverse effect on Chancellor LGT's ability to fulfill its respective obligations under the New Agreement, or to operate its businesses in a manner consistent with its current practices.

    Under the Purchase Agreement, AMVESCAP has covenanted and agreed that it will comply, and use all reasonable efforts to cause compliance on behalf of its affiliates, with the provisions of Section 15(f) of the 1940 Act. Section 15(f) provides, in pertinent part, that an investment adviser or Sub-Adviser and its affiliates may receive any amount of benefit in connection with a sale of securities of, or a sale of any other interest in, such investment adviser that results in an "assignment" of an investment advisory contract as long as two conditions are met. First, no "unfair burden" may be imposed on the investment company as a result of the Purchase. The term "unfair burden," as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor investment adviser) or any interested person of any such adviser or Sub-Adviser receives or is entitled to receive any compensation directly or indirectly from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). No such compensation arrangements are contemplated in connection with the Purchase.

    The second condition is that, for a period of three years after the transaction occurs, at least 75% of the members of the board of directors of the investment company advised by such adviser or Sub-Adviser are not "interested persons" (as defined in the 1940 Act) of the new or the old investment adviser or Sub-Adviser. The Board meets this 75% requirement.

BOARD OF DIRECTORS EVALUATION

    The Board of Directors of the Fund, including a majority of the Independent Directors, has determined that by approving the New Agreement on behalf of the Portfolio, the Portfolio can best assure itself that the services currently provided by Chancellor LGT will continue after the Purchase without interruption or change. The Board of Directors has determined that, as with the Current Agreement, the New Agreement will enable the Portfolio to continue to obtain services of high quality at a cost deemed appropriate, reasonable and in the best interest of the Portfolio and its shareholders.

    The Board, including the Independent Directors, approved the proposed New Agreement among the Fund on behalf of the Portfolio, the Manager and Chancellor LGT on March 11, 1998, the form of which is attached hereto as Annex A. The form of the proposed New Agreement is substantially identical to the Current Agreement among the Fund on behalf of the Portfolio, the Manager and Chancellor LGT, except for the dates of execution, effectiveness and termination.

    The investment subadvisory fee as a percentage of net assets payable by the Portfolio will be the same under the New Agreement as under the Current Agreement. If the investment subadvisory fee under the New Agreement had been in effect for the Portfolio's most recently completed fiscal year, advisory fees paid to Chancellor LGT by the Portfolio would have been identical to those paid under the Current Agreement.

    The Board met on March 11, 1998, at which meeting the Directors, including the Independent Directors, concluded that if the Purchase occurs, entry by the Fund into a New Agreement would be in the best interest of the Portfolio and the shareholders of the Portfolio. The Board, including the Independent Directors, unanimously approved the New Agreement for the Portfolio and recommended such agreement for approval by the shareholders of the Portfolio at the Meeting. The New Agreement would take effect as to the Portfolio upon the later to occur of
(i) the obtaining of shareholder approval or (ii) the closing of the Purchase. The New Agreement will continue in effect for an initial two year term and thereafter for successive annual periods as long as such continuance is approved in accordance with the 1940 Act.

    In evaluating the New Agreement, the Board took into account that the Portfolio's Current Agreement and its New Agreement, including the terms relating to the services to be provided thereunder by Chancellor LGT and the fees and expenses payable by the Portfolio, are substantially identical except for the dates of execution, effectiveness and termination.

    The Board also considered the terms of the Purchase Agreement and the possible effects of the Purchase upon Chancellor LGT 's organization and upon the ability of Chancellor LGT to provide advisory services to the Portfolio. The Board considered the skills and capabilities of Chancellor LGT and representations that no material change was planned in the current management of the Portfolio by Chancellor LGT. In this regard, the Board was informed of the resources of AMVESCAP to be made available to Chancellor LGT, after giving effect to the Purchase, to secure for the Portfolio quality investment research, investment advice and other client services. The Board considered the financial resources of AMVESCAP and also considered the reputation, expertise and resources of AMVESCAP and its affiliates in domestic and international financial markets. The Board considered the continued employment of members of senior management of Chancellor LGT pursuant to employment and retention agreements and the incentives provided to such members and other key employees of Chancellor LGT to be important to help to assure continuity of the personnel primarily responsible for maintaining the quality of investment subadvisory and other services for the Portfolio.

    Based upon its review, the Board of Directors concluded that the New Agreement is in the best interests of the Portfolio and its shareholders. The Board of Directors also concluded that as a consequence of the Purchase, the operations of Chancellor LGT and its ability to provide services to the Portfolio would not be diminished. Accordingly, after considering the factors they deemed relevant, the Board of Directors, including a majority of the Independent Directors, unanimously approved the New Agreement to take effect upon receipt of shareholder approval and voted to recommend its approval to the shareholders of the Portfolio.

TERMS OF THE SUB-ADVISORY AGREEMENTS

    Although the Current Agreement has not terminated and the New Agreement has not become effective, such Agreements (collectively, the "Agreements") are described below as if they were both in effect.

    Under the Agreements, Chancellor LGT furnishes investment information and advice and makes recommendations with respect to the purchase and sale of investments based upon the Portfolio's investment policies. Chancellor LGT has sole responsibility for the investment decisions of the Portfolio, subject to the supervision, direction and approval of the Board of Directors and TIA.

    The Agreements provide that all of the ordinary business expenses incurred in the operations of the Portfolio shall be paid by the Portfolio. These expenses include (but are not limited to) advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to the Agreements), and administration fees, fees for necessary professional and brokerage services, costs relating to local administration of securities, fees for any pricing service, the costs of regulatory compliance, and pro rata costs associated with maintaining the Fund's legal existence and shareholder relations.

    The Agreements provide that TIA shall pay a monthly fee to Chancellor LGT computed at an annual rate of 0.375% of the Portfolio's average daily net assets. The aggregate sub-advisory fee paid by TIA to Chancellor LGT in the Portfolio's most recently completed fiscal year was $94,324.22.

    The Portfolio paid no commissions on portfolio transactions to affiliated brokers of the Fund.

    The Agreements may be terminated at any time without penalty, on 60 days written notice by (i) the Directors, (ii) the holders of a majority of the Portfolio's outstanding voting securities, or (iii) the Sub-Adviser. Each Agreement will terminate automatically in the event of any assignment, as defined by the 1940 Act. The Agreements continue from year to year so long as their continuance is specifically approved at least annually either (i) by the Board of Directors of the Fund or (ii) by the vote of a majority of the Portfolio's outstanding voting securities, as defined by the 1940 Act, provided that in either event the continuance is also approved by the vote of a majority of the directors of the Fund who are not interested persons of the Fund, of TIA or of Chancellor LGT, cast in person at a meeting called for the purpose of voting on such approval.

    Annex B indicates the net assets and the advisory fee rate of each investment company advised or subadvised by Chancellor LGT that has an investment objective similar to that of the Portfolio.

RECOMMENDATION OF DIRECTORS

    THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT.

                              GENERAL INFORMATION

EXECUTIVE OFFICERS OF THE SUB-ADVISER

    Information regarding the executive officers of the Sub-Adviser is set forth in Annex C.

PROXY SOLICITATION

    The Portfolio has engaged the services of Shareholder Communications Corporation ("SCC") to assist in the solicitation of proxies for the Meeting. The cost of soliciting proxies will be borne in by Chancellor LGT. The Portfolio expects to solicit proxies principally by mail, but the Portfolio or SCC may also solicit proxies by telephone or personal interview. The Portfolio may also pay persons holding stock in their names, or those of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners or principals.

                             SHAREHOLDER PROPOSALS

    As a general matter, the Portfolio does not hold regular meetings of shareholders. Any shareholder who wishes to submit proposals for consideration at a meeting of the Portfolio should send such proposal to the Portfolio at the address set forth on the first page of this Proxy Statement. To be considered for presentation at a shareholders' meeting, proposals must be received a reasonable time before a solicitation is made.

                                    GENERAL

    Management of the Portfolio does not intend to present and does not have reason to believe that others will present any other items of business at the Meeting. However, if other matters are properly presented to the Meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the person acting under the proxies.

    Failure of a quorum to be present at the Meeting for the Portfolio may necessitate adjournment and may subject the Portfolio to additional expense.

    IF YOU CANNOT BE PRESENT IN PERSON, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          CHRISTINA T. SYDOR
                                          SECRETARY

March 31, 1998

                                    ANNEX A
                         FORM OF SUBADVISORY AGREEMENT
                           TRAVELERS SERIES FUND INC.
                     (GT GLOBAL STRATEGIC INCOME PORTFOLIO)

                                                                     May  , 1998

Chancellor LGT Asset Management, Inc.
50 California Street
San Francisco, CA 94111

    THIS AGREEMENT is made this     day of           , 1998, by and between
Travelers Series Fund Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, on behalf of the GT Global Strategic Income Portfolio (the "Portfolio"), Travelers Investment Adviser, Inc. ("TIA" or the "Manager") and Chancellor LGT Asset Management, Inc. (the "Sub-Adviser").

    WHEREAS, the Company, Smith Barney Mutual Funds Management Inc. ("SBMFM") and the Sub-Adviser entered into a Subadvisory Agreement on June 2, 1994, under which the Sub-Adviser served as the sub-investment adviser for the Portfolio;

    WHEREAS, the Sub-Adviser consented to the assignment of SBMFM's interests, rights, responsibilities and obligations in and under the Subadvisory Agreement to TIA pursuant to a Transfer and Assumption of Subadvisory Agreement dated as of September 3, 1996 and TIA currently serves as the investment manager for the Portfolio;

    WHEREAS, the Company represents that it is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company, consisting of multiple series of investment portfolios;

    WHEREAS, the Manager represents that it is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as an investment adviser and engages in the business of acting as an investment adviser; and

    WHEREAS, the Sub-Adviser represents that it is registered under the Advisers Act as an investment adviser and engages in the business of acting as an investment adviser;

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

    1.  INVESTMENT DESCRIPTION; APPOINTMENT

    The Company desires to employ its capital relating to the Portfolio by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form N-1A, as amended or supplemented from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Company (the "Board"). Copies of the Prospectus and the Statement have been or will be submitted to the Sub-Adviser. The Company agrees promptly to provide copies of all amendments and supplements to the current Prospectus and the Statement to the Sub-Adviser on an on-going basis. Until the Company delivers any such amendment or supplement to the Sub-Adviser, the Sub-Adviser shall be fully protected in relying on the Prospectus and Statement of Additional Information as previously furnished to the Sub-Adviser. The Company employs the Manager as the manager to the Portfolio pursuant to the Transfer and Assumption of Management Agreement dated September 3, 1996 (the "Management Agreement"), and the Company and the Manager desire to employ and hereby appoint the Sub-Adviser to act as the sub-investment adviser to the Portfolio. The Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

    2.  SERVICES AS SUB-ADVISER

    Subject to the supervision, direction and approval of the Board of the Company and the Manager, the Sub-Adviser shall conduct a continual program of investment, evaluation and, if appropriate in the view of the Sub-Adviser, sale and reinvestment of the Portfolio's assets. The Sub-Adviser is authorized, in its sole discretion and without prior consultation with the Manager, to: (a) manage the Portfolio's assets in accordance with the Portfolio's investment objective(s) and policies as stated in the Prospectus and the Statement; (b) make investment decisions for the Portfolio; (c) place purchase and sale orders for portfolio transactions on behalf of the Portfolio; and (d) employ professional portfolio managers and securities analysts who provide research services to the Portfolio.

    In addition, (i) the Sub-Adviser shall furnish the Manager daily information concerning portfolio transactions and quarterly and annual reports concerning transactions and performance of the Portfolio in such form as may be mutually agreed upon, and the Sub-Adviser agrees to review the Portfolio and discuss the management of it with the Manager and the Board of Directors of the Company.

    (ii) Unless the Manager gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested.

    (iii) The Sub-Adviser shall maintain and preserve such records related to the Portfolio's transactions as required under the Investment Company Act of 1940, as amended (the "1940 Act"). The Manager shall maintain and preserve all books and other records not related to the Portfolio's transactions as required under the 1940 Act. The Sub-Adviser shall timely furnish to the Manager all information relating to the Sub-Adviser's services hereunder reasonably requested by the Manager to keep and preserve the books and records of the Portfolio. The Sub-Adviser agrees that all records which it maintains for the Portfolio are the property of the Company and the Sub-Adviser will surrender promptly to the Company copies of any of such records.

    (iv) The Sub-Adviser shall maintain compliance procedures for the Portfolio that it reasonably believes are adequate to ensure the Portfolio's compliance with (A) the 1940 Act and the rules and regulations promulgated thereunder and
(B) the Portfolio's investment objective(s) and policies as stated in the Prospectus and Statement. The Sub-Adviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the Investment Advisers Act of 1940.

    (v) The Sub-Adviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Company. The Sub-Adviser has policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by the Sub-Adviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988.

    3.  BROKERAGE

    In selecting brokers or dealers (including, if permitted by applicable law, Smith Barney Inc. or any other broker or dealer affiliated with the Manager or the Sub-Adviser) to execute transactions on behalf of the Portfolio, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Nothing in this paragraph shall be deemed to prohibit the Sub-Adviser from paying an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker, or dealer would have charged for effecting that transaction, if the Sub-Adviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker, or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Portfolio and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion.

    4.  INFORMATION PROVIDED TO THE COMPANY AND THE MANAGER

    The Sub-Adviser shall keep the Company and the Manager informed of developments materially affecting the Portfolio's holdings, and shall, on its own initiative, furnish the Company and the Manager from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose.

    5.  COMPENSATION

    In consideration of the services rendered pursuant to this Agreement, the Manager will pay the Sub-Adviser an annual fee calculated at the rate of 0.375% of the Portfolio's average daily net assets; the fee is calculated daily and paid monthly. The Sub-Adviser shall have no right to obtain compensation directly from the Company for services provided hereunder and agrees to look solely to the Manager for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

    6.  EXPENSES

    The Sub-Adviser shall bear all expenses (excluding brokerage costs, custodian fees, auditors fees or other expenses to be borne by the Portfolio or the Company) in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; fees for any pricing service; the costs of regulatory compliance; and pro rata costs associated with maintaining the Company's legal existence and shareholder relations. All other expenses not specifically assumed by the Sub-Adviser hereunder or by the Manager under the Management Agreement are borne by the Portfolio or the Company.

    7.  REDUCTION OF FEE

    If in any fiscal year the aggregate expenses of the Portfolio (including fees pursuant to the Management Agreement and any other investment advisory or administration agreement, but excluding interest, taxes, brokerage and extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Portfolio, the Sub-Adviser shall reduce its fee by the proportion of such excess expense equal to the proportion that its fee hereunder bears to the aggregate of fees paid by the Portfolio for management services in that year, to the extent required by state law. A fee reduction pursuant to this paragraph 7, if any, shall be estimated, reconciled and paid on a monthly basis. The Company confirms that, as of the date of this Agreement, no such expense limitation is applicable to the Portfolio.

    8.  STANDARD OF CARE

    The Sub-Adviser shall exercise its best judgment and shall act in good faith in rendering the services listed in paragraphs 2 and 3 above. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the Manager in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager, the Company or to the shareholders of the Portfolio to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

    9.  TERM OF AGREEMENT

    This Agreement shall become effective May   , 1998 (the "Effective Date")
and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of the Company or by vote of holders of a majority (as defined in the 1940 Act and the rules thereunder) of the outstanding voting securities of the Portfolio, or upon 60 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

    10.  SERVICES TO OTHER COMPANIES OR ACCOUNTS

    The Company understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entities, or accounts, and the Company has no objection to the Sub-Adviser's so acting, provided that whenever the Portfolio and one or more other investment companies or accounts managed or advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Company recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio. In addition, the Company understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

    11.  REPRESENTATIONS

    The Company represents that a copy of the Articles of Incorporation is on file with the Secretary of the State of Maryland.

    Each of the parties hereto represents that the Agreement has been duly authorized, executed and delivered by all required corporate action.

    If the Sub-Adviser is organized as a partnership the Sub-Adviser agrees to notify the Manager and the Company of any changes in the Sub-Adviser's general partners within a reasonable time after such change.

    12.  USE OF NAME

    The Company may use the name "GT Capital Management, Inc.", "GT Capital Management", "GT Capital", "GT", "GT Global" or "GT Global Financial Services, Inc." only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such times as this Agreement shall no longer be in effect, the Company shall cease to use such a name or any other name indicating that it is advised by or otherwise connected with the Sub-Adviser and shall promptly change its name accordingly. The Company acknowledges that it has adopted the name "GT Global Strategic Income Portfolio" through permission of the Sub-Adviser, and agrees that the Sub-Adviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including but not limited to any investment company of which the Sub-Adviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in triplicate by their respective officers on the day and year first written above.

Attest:                                        TRAVELERS SERIES FUND INC.

--------------------------------------------   By: -----------------------------------------

Attest:                                        TRAVELERS INVESTMENT ADVISER, INC.

--------------------------------------------   By: -----------------------------------------

Attest:                                        CHANCELLOR LGT ASSET MANAGEMENT, INC.

--------------------------------------------

ANNEX B
                    FUNDS FOR WHICH CHANCELLOR LGT SERVES AS
      INVESTMENT ADVISER OR SUB-ADVISER THAT HAVE AN INVESTMENT OBJECTIVE
                        SIMILAR TO THAT OF THE PORTFOLIO

                                                                                               TOTAL NET ASSETS
                                                                                                 FOR THE MOST
                                                                                                   RECENTLY
                                                                  ANNUAL RATE                  COMPLETED FISCAL
NAME OF COMPANY AND FUND                              (BASED ON AVERAGE DAILY NET ASSETS)            YEAR
---------------------------------------------------  --------------------------------------  --------------------
GT Global Variable Strategic Income Fund...........                  0.75%                       $28,496,692

GT Global Variable Global Government Income Fund...                  0.75%                        $8,251,027

GT Global Government Income Fund...................     .725% on the first $500 million;         $282,109,478
                                                          .70% on the next $1 billion;
                                                         .675% on the next $1 billion;
                                                         and .65% on amounts thereafter

GT Global High Income Fund.........................     .25% administration fees and its         $365,792,411
                                                       pro rata portion of the investment
                                                         management and administration
                                                           fees paid by its Portfolio

GT Global Strategic Income Fund....................     .725% on the first $500 million;         $420,623,795
                                                          .70% on the next $1 billion;
                                                         .675% on the next $1 billion;
                                                         and .65% on amounts thereafter

                                    ANNEX C
          PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS OF CHANCELLOR LGT

    Set forth below is certain information regarding the principal executive officer and each director of Chancellor LGT.

NAME, POSITION(S) WITH
CHANCELLOR LGT AND ADDRESS                  PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS(1)
----------------------------------------  ------------------------------------------------------------------------
Paul J. Loach, 46                         Chairman of the Board of Directors of Chancellor LGT since August 1997;
Chairman of the Board of Directors        Director and Managing Director of LGT Asset Management PLC (London)
1166 Avenue of the Americas               since October 1994; Group Manager and Director of Framlington Group from
New York, NY 10036                        May 1988 to October 1994.

Prince Philipp von und zu Liechtenstein,  Director of Chancellor LGT since November 1996; Vice Chairman of
51                                        Supervisory Board of LGT Bank in Liechtenstein (Deutschland) GmbH
Director                                  (Frankfurt) since 1992; Chairman of the Board of Directors and CEO of
Herrengasse 12, P.O. Box 85               Liechtenstein Global Trust (Vaduz) since 1990; Vice Chairman of the
FL-9490 Vaduz, Liechtenstein              Board of Directors of LGT Bank in Liechtenstein since 1981.

John G. Greenwood, 51                     Chief Economist and Director of Chancellor LGT since November 1997;
Director                                  Chief Economist of Chancellor LGT from February 1994 to October 1996;
50 California Street, 27th Floor          Chief Economist of LGT Asset Management, Limited (Hong Kong) from
San Francisco, CA 94111                   September 1974 to January 1994.

Nina Lesavoy, 40                          Director and Head of North American Institutional Distribution for
Director and Head of North                Chancellor LGT since November 1996; Director and Head of Client Service
American Institutional Distribution       and Sales for Chancellor LGT from March 1990 to October 1996.
1166 Avenue of the Americas
New York, NY 10036

Donald H. Young, 59                       Director and Head of the Structured Products Group for Chancellor LGT
Director                                  since November 1996; Director and Head of Global Asset Allocation for
1166 Avenue of the Americas               Chancellor LGT from October 1988 to October 1996.
New York, NY 10036

Ken W. Chancey, 52                        Senior Vice President--Mutual Fund Accounting, Chancellor LGT since
Senior Vice President                     1997; Vice President--Mutual Fund Accounting, Chancellor LGT from 1992
Mutual Fund Accounting                    to 1997; Vice President, Putnam Fiduciary Trust Company from 1989 to
50 California Street, 27th Floor          1992.
San Francisco, CA 94111

NAME, POSITION(S) WITH
CHANCELLOR LGT AND ADDRESS                  PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE FOR PAST FIVE YEARS(1)
----------------------------------------  ------------------------------------------------------------------------
Helge K. Lee, 51                          Chief Legal and Compliance Officer--North America for Chancellor LGT
Chief Legal and Compliance                since October 1997; Executive Vice President of the Asset Management
Officer and Secretary                     Division of Liechtenstein Global Trust since October 1996; Senior Vice
50 California Street, 27th Floor          President, General Counsel and Secretary of Chancellor LGT, GT Global,
San Francisco, CA 94111                   Inc., GT Investor Services, Inc. and G.T. Insurance Agency from February
                                          1996 to October 1996; Vice President, General Counsel and Secretary of
                                          LGT Asset Management, Inc., Chancellor LGT, GT Global, Inc., GT Investor
                                          Services, Inc. and G.T. Insurance Agency from May 1994 to February 1996;
                                          Senior Vice President, General Counsel and Secretary of
                                          Strong/Corneliuson Management, Inc. and Secretary of each of the Strong
                                          Funds from October 1991 through May 1994.

Margaret A. Riley, 34                     Director of Chancellor LGT Venture Partners, Inc. since October 1997;
Chief Financial Officer                   Managing Director and Chief Financial Officer of Chancellor LGT since
1166 Avenue of the Americas               October 1997; Managing Director and Controller of Chancellor LGT from
New York, NY 10036                        November 1996 to October 1997; Managing Director of Finance for
                                          Chancellor LGT from March 1989 to October 1996.

------------------------

(1) On October 31, 1996, Chancellor Capital Management, Inc. ("Chancellor Capital") merged with LGT Asset Management, Inc. (San Francisco), and the resulting entity was renamed Chancellor LGT Asset Management, Inc. Prior to October 31, 1996, Ms. Lesavoy, Ms. Riley and Mr. Young held positions only with Chancellor Capital.

                                      C-2





ANNEX D

FORM OF PROXY CARD

GT GLOBAL STRATEGIC INCOME PORTFOLIO
			A SERIES OF TRAVELERS SERIES FUND INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS -- MAY 20, 1998
The undersigned hereby appoints Heath B. McLendon, Christina T. Sydor and Michael Kocur, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of the Portfolio indicated above, a series of Travelers Series Fund Inc., on May 20, 1998 at 2 p.m. Eastern time, and at any adjournment thereof, all of the shares of the Portfolio which the undersigned would be entitled to vote if personally present.

IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL. This proxy will serve as the voting instruction form by which the undersigned owner of a variable annuity or variable life insurance contract (each, a "Contract") instructs the voting of the Portfolio shares attributable to his or her Contract.


NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON
THIS PROXY CARD. All joint owners should sign.
When signing as executor, administrator, attorney,
trustee or guardian or as custodian for a minor,
please give full title as such. If a corporation,
please sign in full corporate name and indicate
the signer's office. If a partner, sign in the
partnership name.
___________________________________
Signature

___________________________________
Signature (if held jointly)

___________________________________
Date

THE DIRECTORS RECOMMEND VOTING "FOR" THE PROPOSAL. TO VOTE, FILL IN BOX
COMPLETELY
				For   Against     Abstain

1. Proposal to approve a new Investment
Sub-Advisory Agreement for the Portfolio.

2. IN THE DISCRETION OF SUCH PROXIES, UPON SUCH
OTHER BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING OR ANY ADJOURNMENT THEREOF.